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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Carpenter Technology Corporation of our reports dated September 3, 2003 relating to the financial statements and financial statement schedule, which appear in Carpenter Technology Corporation's Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the incorporation by reference of our report dated September 3, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 16, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS